THE TOCQUEVILLE TRUST
AMENDMENT TO THE AMENDED AND RESTATED
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 9th day of June, 2014, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of January 12, 2005, as amended (the "Agreement"), is entered into by and between THE TOCQUEVILLE TRUST, a Massachusetts trust (the “Tocqueville Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to add a new fund and amend the fees of the Agreement; and

WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE TOCQUEVILLE TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert W. Kleinschmidt	By: /s/ Michael R. McVoy

Printed Name: Robert W. Kleinschmidt	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the Amended and Restated Transfer Agent Servicing Agreement

Fund Names

Separate Series of The Tocqueville Trust

Name of Series
The Tocqueville Fund
The Tocqueville Small Cap Fund
The Tocqueville Gold Fund
The Tocqueville International Value Fund
The Select Fund
The Delafield Fund
The Tocqueville Alternative Strategies Fund

Amended Exhibit B to the Amended and Restated Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Tocqueville Funds--Effective 07/01/2014

Service Charges to the Trust
Shareholder Account Fees

Tocqueville Fund, Tocqueville Opportunity Fund,
Tocqueville International Value Fund, Tocqueville
Gold Fund, The Delafield Fund, The Tocqueville
Select Fund, Tocqueville Alternative Strategies
Fund

  ♦  $____ per open account
  ♦  $____ per network level 3 account
  ♦  $____ per closed account
          CCO Support           $____/annually

Activity Charges
  ♦  Telephone Calls - $____ /call
  ♦  Daily Valuation Trades - $____ /trade
  ♦  Lost Shareholder Search - $____ /search
  ♦  AML Base Service –
         5,000 – 9999 Accounts - $____ / year
  ♦      New Account Service - $____/new domestic
         accounts and $____/new foreign account
  ♦      Shareholder Verification - $____ / each
  ♦     Omnibus Accounts:
        $____/transaction-first 100 trans per month
        $____/transaction–next 400 transactions
        $____/transaction–next 1500 transactions
        $____/transaction-next 3,000 transactions
        $____/transaction-all trans over 5000 per
        month
  ♦  ACH/EFT Shareholder Services:
         $ /month/fund group
         $____ /ACH item, setup, change
         $____ /correction, reversal

Out-of-pocket Costs - Including but not limited to:
  ♦  Telephone toll-free lines, call transfers
  ♦  Mailing, sorting and postage
  ♦  Stationery, envelopes
  ♦  Programming, special reports
  ♦  DST Disaster Recovery Charge
  ♦  Insurance, record retention,
         microfilm/fiche
  ♦  Proxies, proxy services
  ♦  ACH fees, NSCC charges
  ♦  All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
  ♦  $____ /qualified plan acct (Cap at $____/SSN)
  ♦  $____ /Coverdell ESA acct (Cap at $____/SSN)
  ♦  $____ /transfer to successor trustee
  ♦  $____ /participant distribution (Excluding SWPs)
  ♦  $____ /refund of excess contribution
 Additional Shareholder Fees (Billed to Investors)
  ♦  $____ /outgoing wire transfer
  ♦  $____ /overnight delivery
  ♦  $____ /telephone exchange
  ♦  $____ /return check or ACH
  ♦  $____ /stop payment
  ♦  $____ /research request per account (Cap at $____
         /request) (For requested items of the second calendar
         year [or previous] to the request)

Technology Charges
1.   Fund Setup - $____ /CUSIP
2.   NSCC Service Interface – All NSCC Services
  ♦  Setup - $____ /fund group
  ♦  Annual - $____ /CUSIP/year
3.   Telecommunications and Voice Services
  ♦ Service Setup - $____ ATT transfer connect
  ♦  VRU Setup - $____ /fund group
  ♦  VRU Maintenance - $____ /CUSIP/month
  ♦  $____ /voice response call
  ♦  $____ /voice recognition call
4.   Average Cost - $____ /account/year
5.   Short Term Trader - $____ per account (91 -180 day        period)
6.   File Transmissions – subject to requirements
7.   Selects - $____ per select
8.   Extraordinary services – charged as incurred
  ♦  Conversion of Records (if necessary) – Estimate to be provided.
  ♦  Custom processing, re-processing
9.   FANWEB
          Annual base fee -          $____
          Inquiry                            $____ per event
          Maintenance                  $____ per event
          Financial Transactions $____ per event

Fees are billed monthly.